Exhibit 1.2

MASCO CORPORATION

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

(Debt Securities)

February 11, 2025

These Underwriting Agreement Standard Provisions may be incorporated by reference into underwriting agreements entered into from time to time by Masco Corporation, a Delaware corporation (the “Company”), that provide for the sale of debt securities designated in any such underwriting agreement (the “Securities”) to the several underwriters named in Schedule 1 therein (the “Underwriters”), for whom the certain Underwriters named therein shall act as representatives (the “Representatives”). The underwriting agreement between the Company and the Representatives, including the Schedules thereto and these Underwriting Agreement Standard Provisions, is referred to herein as the “Underwriting Agreement.” Capitalized terms not otherwise defined in these Underwriting Agreement Standard Provisions shall have the meanings ascribed to them in the relevant Underwriting Agreement. Delivery of any document or writing to the Representatives shall be deemed to be delivery of such document or writing to the Underwriters, and any action by the Representatives on behalf of the Underwriters shall be deemed to be the action of each of the Underwriters. The Securities proposed to be issued from time to time by the Company will be issued pursuant to the provisions of (i) the Indenture dated as of February 8, 2022 between the Company and U.S. Bank Trust Company, National Association, as trustee (such indenture, as further amended and supplemented from time to time, the “Senior Debt Indenture”), or (ii) a subordinated indenture between the Company and U.S. Bank Trust Company, National Association, as trustee (such indenture, as executed or thereafter amended or supplemented from time to time, the “Subordinated Debt Indenture,” which together with the Senior Debt Indenture, the “Indentures,” and each, an “Indenture”). U.S. Bank Trust Company, National Association shall be referred to herein as the “Trustee.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, including a prospectus, relating to the Securities, which registration statement became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended (the “Act”). The registration statement as amended to the date of the Underwriting Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the prospectus as amended to the date of the Underwriting Agreement (other than as amended by prospectus supplements relating to securities other than the Securities) (the “Base Prospectus”) and as amended by a prospectus supplement (the “Prospectus Supplement”) relating to the Securities to be filed pursuant to Rule 424 under the Act, is hereinafter referred to as the “Prospectus” (including in each case documents incorporated by reference). The term “preliminary prospectus” means a preliminary prospectus supplement (including any amendments or supplements thereto) specifically relating to the Securities, together with the Base Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Act. The term “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Act. The time when sales of Securities are first made is referred to as the “Time of Sale.” The term Time of Sale Prospectus means the Base Prospectus and preliminary prospectus, if any, together with any term sheet as set forth in Schedule 2 to the Underwriting Agreement. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

I.

The Company agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company, severally and not jointly, the principal amounts of Securities set forth opposite their names in Schedule 1 to the Underwriting Agreement, less their respective amounts, if any, of Contract Securities (as hereinafter defined), determined as provided below, at the respective purchase prices set forth in the Underwriting Agreement, plus accrued interest, if any, as specified in the Underwriting Agreement. Securities to be purchased by the Underwriters are hereinafter called “Underwriters’ Securities.” Securities to be purchased pursuant to delayed delivery contracts as herein provided are hereinafter called “Contract Securities.” The terms of the public offering of the Underwriters’ Securities and Contract Securities, as applicable, are as specified in the Underwriting Agreement.

If so indicated in the Underwriting Agreement, the Company authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Underwriting Agreement pursuant to delayed delivery contracts substantially in the form set forth in the Underwriting Agreement but with such changes therein as the Company may authorize or approve (“Delayed Delivery Contracts”). Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. The aggregate principal amount of Contract Securities shall not exceed the amount set forth in the Underwriting Agreement. On the Closing Date, the Company will pay to the Underwriters as compensation, for the accounts of the Underwriters, the fees specified in the Underwriting Agreement in respect of all Contract Securities. The Underwriters may pay to dealers the commission specified in the Underwriting Agreement in respect of Securities for which Delayed Delivery Contracts are arranged by such dealers. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

The deduction for the Contract Securities shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts, and such deduction shall be in the amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Underwriters’ Securities set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Underwriters’ Securities set forth in Schedule 1 to the Underwriting Agreement, except to the extent that the Representatives determine that such deduction shall be otherwise than in such proportions and so advise the Company in writing.

II.

Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement.

III.

The several obligations of the Underwriters under the Underwriting Agreement are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or be threatened by the Commission and there shall have been no material adverse change, or any development involving a prospective material adverse change, in the financial condition, earnings or results of operations of the Company and its subsidiaries taken as a whole from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Underwriters shall have received a certificate, dated the Closing Date and signed by an authorized officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(b) Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act) or any public notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(c) The Representatives shall have received an opinion dated the Closing Date, satisfactory to the Representatives and counsel for the Underwriters, of the Company’s General Counsel or an Assistant General Counsel, to the effect that:

(i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized by its certificate of incorporation to transact the business in which it is engaged and is duly registered and qualified to conduct the business in which it is engaged and is in good standing in each jurisdiction in which its failure so to register or qualify would materially adversely affect the business results, results of operations or financial condition of the Company and its subsidiaries, taken as a whole;

(ii) all the outstanding shares of capital stock of Masco Corporation of Indiana and Behr Process Corporation have been duly authorized and validly issued and are fully paid and non-assessable; and all such outstanding shares of capital stock are owned directly or indirectly by the Company free and clear of all liens or encumbrances;

(iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms and has been qualified under the Trust Indenture Act of 1939, as amended;

(iv) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement (or, in the case of Contract Securities, by institutional investors pursuant to Delayed Delivery Contracts), will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture;

(v) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(vi) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company in accordance with their terms;

(vii) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Securities in accordance with the provisions of the Indenture or the sale of the Securities pursuant to the Underwriting Agreement, or for the performance by the Company of its obligations under the Securities, other than registration of the Securities under the Act, qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and compliance with the securities or Blue Sky laws of various jurisdictions;

(viii) the execution and delivery of the Indenture and the Underwriting Agreement, the issuance of the Securities in accordance with the provisions of the Indenture and the sale of the Securities pursuant to the Underwriting Agreement and the performance by the Company of its obligations under the Securities do not result in any violation by the Company of any of the terms or provisions of any law or regulation (except for securities or Blue Sky laws of various jurisdictions, as to which such counsel is not called upon to express an opinion), or of the certificate of incorporation or Bylaws of the Company, or, to the knowledge of such counsel, of any indenture, mortgage or other agreement or instrument by which the Company or any of its subsidiaries is bound;

(ix) the statements contained in the Time of Sale Prospectus and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes” (and “Delayed Delivery Arrangements,” if any), insofar as such statements constitute summaries of the documents or matters referred to therein, fairly present the information called for with respect to such documents or matters;

(x) the Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. The Company has not made any offer relating to the Securities that would constitute a free writing prospectus other than the issuer free writing prospectus containing substantially the same terms as provided for in Schedule 2 to the Underwriting Agreement. Any such free writing prospectus as of its issue date complied in all material respects with the requirements of the Act and the rules and regulations thereunder and was filed with the Commission in accordance with the Act (to the extent required pursuant to Rule 433(d) thereunder);

(xi) (A) at the time of the initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act and (D) at the Closing Date, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act), including not having been and not being an “ineligible issuer” (as defined in Rule 405 under the Act). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form;

(xii) such counsel does not know of any legal or governmental proceeding required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which is not described as required, nor of any material contract or other material document required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

(xiii) the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other statistical and financial data included therein and except for supplements relating only to securities other than the Securities, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act, and such counsel has no reason to believe (A) that (except as aforesaid and except for the Statements of Eligibility on Form T-1 furnished by the Trustee and filed as exhibits to the Registration Statement) the Registration Statement, as of the date each part of the Registration Statement at the time such part became effective as to such Underwriter and as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that (except for the financial statements and other statistical and financial data included therein and except for supplements relating only to securities other than the Securities, as to which such counsel need not express an opinion) the Time of Sale Prospectus, as of the Time of Sale, or the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(xiv) the documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and any supplements or amendments thereto (except for the financial statements and other statistical and financial data included therein as to which such counsel need not express an opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

In rendering such opinion (A) such counsel may rely to the extent such counsel deems appropriate on the opinion of other counsel reasonably satisfactory to the Underwriters and (B) with respect to clauses (xii) and (xiii) of this paragraph (c), such counsel may state that his or her opinion and belief is based upon his or her participation in the preparation of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and any amendment and supplement thereto and review and discussion of the contents thereof, but without independent check or verification except as specified in such opinion.

(d) The Underwriters shall have received an opinion, dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Underwriters, as to the matters referred to in clauses (iii), (iv), (v), (ix) and (xiii) of the foregoing paragraph (c), provided that with respect to clause (xiii) of the foregoing paragraph (c) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference), but without independent check or verification except as specified in such opinion.

(e) The Underwriters shall have received letters of PricewaterhouseCoopers LLP, an independent registered public accounting firm, addressed to the Underwriters and dated the pricing date and the Closing Date, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus, and the Prospectus.

(f) The Company shall not have failed on or prior to the Closing Date to have performed or complied with any of the agreements contained in the Underwriting Agreement and required to be performed or complied with by it on or prior to the Closing Date, and all of the representations and warranties of the Company contained in the Underwriting Agreement shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date as if made on and as of the Closing Date.

IV.

In further consideration of the agreements of the Underwriters contained in the Underwriting Agreement, the Company covenants as follows:

(a) To furnish to each of the Underwriters without charge two copies of the Registration Statement (including exhibits and documents incorporated by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto prepared pursuant to paragraph (c) below as each Underwriter may reasonably request.

(b) To prepare and file with the Commission pursuant to Rule 424 under the Act, as promptly as practicable after the execution of the Underwriting Agreement, a prospectus supplement setting forth such information as is necessary so that the Prospectus, when delivered to a purchaser of the Securities, will comply with law and, before amending the Registration Statement or supplementing the Time of Sale Prospectus or the Prospectus with respect to the Securities, to furnish each Underwriter a copy of each such proposed amendment or supplement.

(c) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or if any event shall occur as a result of which any free writing prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, the Company shall forthwith prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company), either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading or so that any free writing prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement.

(d) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel to the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where no physical delivery is required pursuant to Rule 172), any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission (if required) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters shall furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Underwriters may designate; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would make it subject to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) To make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a twelve-month period beginning with the first calendar quarter after the date of the Underwriting Agreement which shall satisfy the provisions of Section 11(a) of the Act.

(g) To notify the Representatives not less than 48 hours prior to the Closing Date of the principal amount of Contract Securities.

(h) Not to offer, sell, contract to sell or otherwise dispose of for cash any debt securities of the Company substantially similar to the Securities during the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, without the Representatives’ prior written consent.

V.

The Company represents and warrants to each Underwriter that:

(a) each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Time of Sale Prospectus or the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Time of Sale Prospectus or the Prospectus will comply when so filed in all material respects with the Exchange Act and such rules and regulations;

(b) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply, and the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities other than the Securities) will on the Closing Date comply, in all material respects with the Act and the applicable rules and regulations of the Commission thereunder;

(c) each preliminary prospectus, if any, relating to the Securities filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the Act and the applicable rules and regulations thereunder;

(d) each part of the Registration Statement at the time such part became effective and as of the date of the Prospectus Supplement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Time of Sale Prospectus, as of the Time of Sale, did not and on the Closing Date, will not, and each electronic road show, if any, when taken together as a whole with the Time of Sale Prospectus, as of the Time of Sale, did not and on the Closing Date, will not, and the Prospectus (as amended or supplemented, other than by supplements relating only to securities other than the Securities), as of its date, did not, and on the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein or contained in the Statement of Eligibility on Form T-1 furnished by the Trustee and filed as an exhibit to the Registration Statement;

(e) the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as described in the Prospectus, (I) since December 31 of the most recently completed fiscal year, nothing has come to the attention of management that would lead management to believe that a material weakness has existed at any time thereafter, and (II) since December 31 of the most recently completed fiscal year, nothing has come to the attention of management that would lead management to believe that a change has occurred which has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(f) the Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(g) the Company and each of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) have filed all federal, state, local and foreign tax returns required to be filed through the date of the Underwriting Agreement or have received extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Significant Subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries taken as a whole;

(h) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and the Company has instituted and maintained policies and procedures designed to ensure compliance therewith;

(i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened which could reasonably be expected to be determined adversely to the Company or its subsidiaries;

(j) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by His Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that to the Company’s knowledge at the time of such funding will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(k) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, including, without limitation, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and the Crimea region, Cuba, Iran, North Korea and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”);

(l) except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with, or, to the Company’s knowledge, for the benefit of, a Sanctioned Person, or with or in a Sanctioned Country, since April 24, 2019;

(m) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries: (i) is in violation of, or to the knowledge of the Company has liability or obligations under, any statute, common law, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”); (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, or is liable for any off-site disposal or contamination pursuant to any Environmental Laws; or (iii) is subject to any claim relating to any Environmental Laws, nor is the Company aware of any pending investigation or any event or condition that would reasonably be expected to result in any such claim, except where any of the foregoing would not, individually or in the aggregate, have a material adverse effect on the business results, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

(n) neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or similar organizational documents, and none of them is: (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such entity is a party or by which it is bound or to which any of its property or assets is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in any case, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole;

(o) the Company, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”); and

(p) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any material incidents under internal review or material investigations relating to the same in the preceding three years. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for any noncompliance that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as whole.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to the Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not an agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in the Underwriting Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet, as set forth in Schedule 2 to the Underwriting Agreement; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectus included in Schedule 2 to the Underwriting Agreement and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping.

The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person, if any, controlling any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and reasonable expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus (as amended or supplemented), any issuer free writing prospectus (taken together as a whole with the information in the Time of Sale Prospectus) or the Prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information (a) furnished in writing to the Company by or on behalf of any Underwriter expressly for use therein or (b) contained in the Statement of Eligibility and Qualification on Form T-1 furnished by the Trustee and filed as an exhibit to the Registration Statement.

If any action or claim shall be brought or asserted against any Underwriter or any director, officer or employee of any Underwriter or any person so controlling an Underwriter in respect of which indemnity may be sought from the Company, such Underwriter, director, officer or employee or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any Underwriter or any such director, officer or employee or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee or controlling person unless (a) the employment thereof has been specifically authorized by the Company in writing, (b) the Company has failed to assume the defense and employ counsel or (c) the named parties to any such action (including any impleaded parties) include both such Underwriter or such director, officer or employee or controlling person and the Company and such Underwriter or such director, officer or employee or controlling person shall have been advised by such counsel that there are one or more material legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such director, officer or employee or controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (other than local counsel, if required), at any time for all such Underwriters, directors, officers or employees and controlling persons, which firm shall be designated in writing by the Representatives, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Underwriter and any such director, officer or employee or controlling person from and against any loss or liability by reason of such settlement or judgment.

Each Underwriter agrees to indemnify and hold harmless the Company and its directors, officers and employees and each person, if any, controlling any such person within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent in the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished to the Company in writing by it, or on its behalf, expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus, or in any amendment or supplement thereto. In case any action or claim shall be brought against the Company or its directors, officers or employees or any such controlling person in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company or its directors, officers or employees or any such controlling person shall have the rights and duties given to the Underwriters by the preceding paragraph. The Underwriters shall not be liable for any settlement of any such action effected without their written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Underwriters, or if there be a final judgment for the plaintiff in any such action, the Underwriters agree to indemnify and hold harmless the Company and such directors, officers, or employees or controlling persons from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article V is unavailable to an indemnified party under the fourth or sixth paragraph of this Article V in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article V were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Article V, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article V are several in proportion to their respective underwriting obligations and not joint.

The indemnity and contribution agreements contained in this Article V and the representations and warranties of the Company set forth in the Underwriting Agreement shall remain operative and in full force and effect, regardless of (a) any investigation made by or on behalf of any person, (b) acceptance of any Securities and payment therefor hereunder and (c) any termination of the Underwriting Agreement. A successor of any Underwriter or of the Company or of its directors and officers or of any such controlling person, as the case may be, shall be entitled to the benefits of the indemnity, reimbursement and contribution agreements contained in this Article V.

VI.

In the event that on or prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on the New York Stock Exchange, (b) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange, (c) a banking moratorium shall have been declared by Federal or New York authorities, (d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or (e) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred since the execution of the Underwriting Agreement which, in the Representatives’ judgment, makes it impractical or inadvisable to proceed with the completion of the sale of or any payment for the Securities, the Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or any time prior to, the Closing Date by the Representatives, without liability on the part of any Underwriter to the Company. Notice of such cancellation may be given to the Company by telephone but shall be subsequently confirmed by letter.

VII.

If any of the Underwriters shall fail or refuse to purchase Underwriters’ Securities which the Underwriters have agreed to purchase hereunder, and the aggregate principal amount of Underwriters’ Securities which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities, the other Underwriters shall be obligated, in the proportions which the principal amount of Securities set forth opposite their names in Schedule 1 to the Underwriting Agreement bears to the aggregate principal amount of Securities, or in such other proportions as the Underwriters may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter agreed but failed or refused to purchase; provided that in no event shall the principal amount of Securities which any Underwriter has agreed to purchase pursuant to Article I of the Underwriting Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If any of the Underwriters shall fail or refuse to purchase Underwriters’ Securities and the aggregate principal amount of Underwriters’ Securities with respect to which such default occurs is more than said one-tenth of the aggregate principal amount of Securities and arrangements satisfactory to the Underwriters and the Company for the purchase of such Underwriters’ Securities are not made within 36 hours after such default, the Underwriting Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under the Underwriting Agreement.

If the Underwriting Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Company shall be unable to perform its obligations under the Underwriting Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated the Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Underwriting Agreement or the transactions contemplated hereby.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of the Underwriting Agreement, and any interest and obligation in or under the Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Underwriting Agreement were governed by the laws of the United States or a state of the United States. As used in this paragraph:

(a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841 (k);

(b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

The Agreement herein set forth has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Article V hereof and their respective successors and assigns or personal representatives, and no other person shall acquire or have any right under or by virtue of the Underwriting Agreement. The terms “successor” or “successors and assigns” as used in the Underwriting Agreement shall not include a purchaser of any of the Securities from any of the several Underwriters in his or its status as such purchaser.

The Underwriting Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in the Underwriting Agreement or in any other certificate, agreement or document related to the Underwriting Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

The Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.